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EXHIBIT 99.1      PRESS RELEASE



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PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Joann Halterman

Public Relations

TEL:  (219) 365.4344


                        SECURITY FINANCIAL BANCORP, INC.
                            ANNOUNCES COURT DECISION

      St. John, Indiana - October 2, 2001. Security Financial Bancorp, Inc. (Nasdaq - SFBI), announced today that on September 28, 2001 the Court of Chancery of the State of Delaware ruled that the Company issued its press release on July 13, 2001 announcing the date of the Company's upcoming annual meeting with the reasonable expectation that it would be published by one or more wire and news services. However, the Court ruled that as a matter of law, the risk of nonpublication was borne by the Company, and because the July 13 press release was not in fact published, the Company cannot enforce its advance notice bylaw against Mr. Cainkar, who filed an intent to nominate directors with the Company less than 90 days prior to the Company's upcoming annual meeting. The Court further ruled that the date of the Company's annual meeting was disclosed by August 29, 2001, and that therefore, no other shareholders may submit nominations for directors at this time.

      Security Financial Bancorp, Inc. is the holding company for Security Federal Bank & Trust headquartered in St. John, Indiana.